Exhibit 99.1

AudioEye Reports Record Third Quarter 2025 Results

Thirty-Ninth Consecutive Period of Record Revenue

TUCSON, Ariz. — November 4, 2025 — AudioEye, Inc. (Nasdaq: AEYE) (“AudioEye” or the “Company”), the industry-leading digital accessibility company, reported financial results for the third quarter ended September 30, 2025.

“AudioEye achieved another record quarter with over $10.2 million in revenue, record adjusted EBITDA and margin, and strong GAAP results," said AudioEye CEO David Moradi. “In the fourth quarter, we expect continued business momentum to drive a significant increase in ARR, revenue, and adjusted EBITDA.”

“The European Accessibility Act is driving demand in Europe, and US DOJ Title II regulations are fast approaching their first effective date next year,” Moradi continued. “We are also excited about recent advancements in AI that we are integrating into our product and operations, which should drive further margin improvement in the next year. We continue to have an aspirational goal to grow our adjusted EPS and EPS annually by 30-40% for the next three years.”

Third Quarter 2025 Financial Results

●	Total revenue increased 15% to a record $10.2M from $8.9M in the same prior year period.
●	Gross profit increased to $7.9M (77% of total revenue) from $7.1M (80% of total revenue) in the same prior year period. The increase in gross profit was driven by continued revenue growth. Gross margin decreased primarily due to additional costs incurred for audit service delivery, principally related to platform migrations, and higher costs of revenue from acquired customers.
●	Total operating expenses increased 2% to $8.2M from $8.1M in the same prior year period. The increase in operating expenses was primarily due to increased selling and marketing expenses of $0.5M, partially offset by lower R&D expenses and lower litigation costs in G&A expenses.
●	Net loss was $0.6M, or $(0.04) per share, compared to a net loss of $1.2M, or $(0.10) per share, in the same prior year period. The decrease in net loss was primarily due to the increase in gross profit, partially offset by the operating expenses noted above.
●	Adjusted EBITDA in Q3 2025 was $2.5M, and adjusted EPS was $0.19 per share, compared to adjusted EBITDA of $2.0M and adjusted EPS of $0.16 per share in the same prior year period. The adjusted EBITDA and adjusted EPS performance reflect adjustments primarily for stock-based compensation expense, change in fair value of contingent consideration, depreciation and amortization, litigation expense, and interest expense.
●	Annual Recurring Revenue (“ARR”) as of September 30, 2025 increased sequentially to $38.7M from $38.2M as of June 30, 2025.
●	As of September 30, 2025, the Company had $4.6M in cash and cash equivalents, compared to $6.9M as of June 30, 2025. The decrease was primarily due to the Company repurchasing approximately $1.8M of stock at an average price of $11.86 per share in Q3.

Other Updates

●	In September 2025, AudioEye continued its accelerated entry into the European market through a strategic partnership with Creode, a UK-based digital agency, broadening reach into financial services and enterprise organizations as accessibility requirements increase under the European Accessibility Act.
●	As of September 30, 2025, AudioEye had approximately 123,000 customers, up 3,000 sequentially from June 30, 2025, driven by increases in the Partner and Marketplace channel.

Financial Outlook

In the fourth quarter of 2025, the Company expects to generate revenue between $10.45M and $10.6M. It also expects adjusted EBITDA of $2.7M to $2.8M and adjusted EPS of $0.21 to $0.23 per share.

The Company is updating its full-year 2025 revenue guidance to between $40.3M and $40.4M, representing approximately 15% year-over-year growth at the midpoint. The Company is updating its 2025 expected adjusted EBITDA to between $9.0M and $9.1M, representing a 35% year-over-year increase at the midpoint, and expects adjusted EPS of $0.72 to $0.73 per share.

Conference Call Information

AudioEye management will hold a conference call today, November 4, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Date: Tuesday, November 4, 2025

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in number: 800-715-9871

International number: 646-307-1963

Webcast: Q325 Webcast Link

Please call the conference telephone number 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will also be webcast live and available for replay via the investor relations section of the Company’s website. The audio recording will remain available via the investor relations section of the Company’s website for 90 days.

A telephonic replay of the conference call will also be available after 7:30 p.m. Eastern Time on the same day through November 18, 2025 via the following numbers:

Toll-free replay number: 877-660-6853

International replay number: 201-612-7415

Replay passcode: 13756448

About AudioEye

AudioEye exists to ensure the digital future we build is accessible. The gold standard for digital accessibility, AudioEye's comprehensive solution combines industry-leading AI automation technology with expert fixes informed by the disability community. This powerful combination delivers industry-leading protection, ensuring businesses of all sizes - including over 123,000 customers such as Samsung, Calvin Klein, and Samsonite - meet and exceed compliance standards. With 25 US patents, AudioEye's solution includes 24/7 accessibility monitoring, automated WCAG issue testing and fixes, expert testing, developer tools, and legal protection, empowering organizations to confidently create accessible digital experiences for all.

Forward-Looking Statements
Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, goals, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company, anticipated contributions from new sales channels, expected impact of legislation and regulations, long-term growth prospects, opportunities in the digital accessibility industry, and expected revenue, EPS, margins, adjusted EBITDA, adjusted EPS, and ARR. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; sales channels and offerings; product development and technological changes; the demand and acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Due to rounding, numbers presented throughout this document may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.

About Key Operating Metrics

We consider annual recurring revenue (“ARR”) as a key operating metric and a key indicator of our overall business. We also use ARR as one of the primary methods for planning and forecasting overall expectations and for evaluating, on at least a quarterly and annual basis, actual results against such expectations.

We manage customers through two primary channels, Enterprise and Partner and Marketplace. Enterprise channel consists of our larger customers and organizations, including those with non-platform custom websites, who generally engage directly with AudioEye sales personnel for custom pricing and solutions. This channel also includes federal, state and local government agencies. The Partner and Marketplace channel consists of our CMS partners, platform & agency partners, authorized resellers and our marketplace. This channel serves small and medium sized businesses who are on a partner or reseller’s web-hosting platform or who purchase an AudioEye solution from our marketplace.

We define ARR as the sum of (i) for our Enterprise channel, the total of the annualized recurring fee at the date of determination under each active contract, plus (ii) for our Partner and Marketplace channel, the annual or monthly recurring fee for all active customers at the date of determination, in each case, assuming no changes to the subscription, multiplied by 12 if applicable. Recurring fees are defined as revenues expected to be generated from services typically offered as a subscription service or annual service offering such as our automation and platform, periodic auditing, human-assisted technological fixes, legal support and professional service offerings and other services that reoccur on a multi-year contract. This determination includes both annual and monthly contracts for recurring products. Some of our contracts are terminable prior to the expected term, which may impact future ARR. ARR excludes non-recurring fees, which are defined as revenue expected to be generated from services typically not offered as a subscription service or annual service offering such as our PDF remediation services business, one-time mobile application reports, and other miscellaneous services that are offered as non-subscription services or are expected to be one-time in nature.

Use of Non-GAAP Financial Measures

The Company has supplemented the consolidated financial statements presented on a GAAP basis in this press release with the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted earnings per diluted share (Adjusted EPS).

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS are used to facilitate a comparison of our operating performance on a consistent basis from period to period and provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone. All of the items adjusted in the Adjusted EBITDA and the Adjusted EPS calculations are either recurring non-cash items or items that management does not consider in assessing our ongoing operating performance. In the case of the non-cash items, such as stock-based compensation expense and valuation adjustments to assets and liabilities, management believes that investors may find it useful to assess our comparative operating performance because the measures without such items are expected to be less susceptible to variances in actual performance resulting from expenses that do not relate to our core operations and are more reflective of other factors that affect operating performance. In the case of items that do not relate to our core operations, management believes that investors may find it useful to assess our operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

Adjusted EBITDA is not a measure of liquidity under GAAP, or otherwise, and is not an alternative to cash flow from continuing operating activities, despite the advantages regarding the use and analysis of this measure as mentioned above. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EPS, as disclosed in this press release, have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP; nor are these measures intended to be measures of liquidity or free cash flow.

To properly and prudently evaluate our business, we encourage readers to review the consolidated GAAP financial statements included in this press release and not rely on any single financial measure to evaluate our business. The following tables set forth reconciliations of Adjusted EBITDA to net loss, the most directly comparable GAAP-based measure, as well as Adjusted EPS to net loss per diluted share, the most directly comparable GAAP-based measure. We strongly urge readers to review these reconciliations, along with the financial statements included in this press release. In addition, because the non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Earnings per Diluted Share

We define: (i) Adjusted EBITDA as net loss, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, less change in fair value of contingent consideration, plus certain litigation expense, plus certain severance expense, plus certain acquisition expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing; (ii) Adjusted EBITDA margin as Adjusted EBITDA as a percentage of GAAP revenue; and (iii) Adjusted EPS as net loss per diluted common share, plus interest expense, plus depreciation and amortization expense, plus stock-based compensation expense, less change in fair value of contingent consideration, plus certain litigation expense, plus certain severance expense, plus certain acquisition expense, plus loss on disposal or impairment of long-lived assets, plus loss on extinguishment of debt, and plus lost deposit on alternative financing, each on a per share basis. Adjusted EPS includes incremental shares in the share count that are considered anti-dilutive in a GAAP net loss position.

Forward-Looking Non-GAAP Financial Measures

This press release also includes the forward-looking non-GAAP financial measures of adjusted EBITDA and adjusted EPS guidance for the fourth quarter and full year 2025. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Investor Contact:

Tom Colton

Gateway Group, Inc.

AEYE@gateway-grp.com

949-574-3860

AUDIOEYE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$10,227	$8,925	$29,817	$25,478

Cost of revenue	2,312	1,823	6,545	5,348

Gross profit	7,915	7,102	23,272	20,130

Operating expenses:
Selling and marketing	3,649	3,148	11,169	9,122
Research and development	1,118	1,151	3,471	3,694
General and administrative	3,506	3,794	10,998	9,445
Change in fair value of contingent consideration	(40)	—	(1,350)	(12)
Total operating expenses	8,233	8,093	24,288	22,249

Operating loss	(318)	(991)	(1,016)	(2,119)

Other expense:
Interest expense, net	(236)	(211)	(709)	(647)
Loss on extinguishment of debt	—	—	(300)	—
Total other expense	(236)	(211)	(1,009)	(647)

Net loss	$(554)	$(1,202)	$(2,025)	$(2,766)

Net loss per common share-basic and diluted	$(0.04)	$(0.10)	$(0.16)	$(0.23)

Weighted average common shares outstanding-basic and diluted	12,414	11,960	12,417	11,791

AUDIOEYE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	September 30,	December 31,
(in thousands, except per share data)	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$4,550	$5,651
Accounts receivable, net	6,341	5,932
Prepaid expenses and other current assets	970	537
Total current assets	11,861	12,120

Property and equipment, net	160	215
Right of use assets	208	385
Intangible assets, net	11,486	10,276
Goodwill	6,682	6,661
Other	81	109
Total assets	$30,478	$29,766

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,873	$3,870
Operating lease liabilities	213	199
Deferred revenue	7,463	7,502
Term loan, current	335	—
Total current liabilities	11,884	11,571

Long term liabilities:
Term loan, net	12,622	6,820
Operating lease liabilities	56	218
Deferred revenue	3	16
Contingent consideration, long term	225	1,350
Other	37	355
Total liabilities	24,827	20,330

Stockholders’ equity:
Preferred stock, $0.00001 par value, 10,000 shares authorized
Common stock, $0.00001 par value, 50,000 shares authorized, 12,414 and 12,285 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	1	1
Additional paid-in capital	107,007	105,181
Accumulated deficit	(101,357)	(95,746)
Total stockholders’ equity	5,651	9,436

Total liabilities and stockholders’ equity	$30,478	$29,766

AUDIOEYE, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2025	2024	2025	2024
Adjusted EBITDA Reconciliation
Net loss (GAAP)	$(554)	$(1,202)	$(2,025)	$(2,766)
Change in fair value of contingent consideration	(40)	—	(1,350)	(12)
Interest expense, net	236	211	709	647
Stock-based compensation expense	1,281	1,190	3,693	3,048
Acquisition expense (1)	—	394	33	394
Litigation expense (2)	607	840	1,936	1,339
Severance expense (3)	—	—	304	—
Lost deposit on alternative financing	—	—	50	—
Depreciation and amortization	918	596	2,581	1,764
Loss on disposal or impairment of long-lived assets	5	1	61	5
Loss on extinguishment of debt	—	—	300	—
Adjusted EBITDA	$2,453	$2,030	$6,292	$4,419
Adjusted EBITDA margin (4)	24%	23%	21%	17%

Adjusted Earnings per Diluted Share Reconciliation
Net loss per common share (GAAP) — diluted	$(0.04)	$(0.10)	$(0.16)	$(0.23)
Change in fair value of contingent consideration	—	—	(0.10)	—
Interest expense, net	0.02	0.02	0.06	0.05
Stock-based compensation expense	0.10	0.10	0.29	0.25
Acquisition expense (1)	—	0.03	—	0.03
Litigation expense (2)	0.05	0.07	0.16	0.11
Severance expense (3)	—	—	0.02	—
Lost deposit on alternative financing	—	—	—	—
Depreciation and amortization	0.07	0.05	0.20	0.14
Loss on disposal or impairment of long-lived assets	—	—	—	—
Loss on extinguishment of debt	—	—	0.02	—
Adjusted earnings per diluted share (5)	$0.19	$0.16	$0.50	$0.36
Diluted weighted average shares (GAAP)	12,414	11,960	12,417	11,791
Includable incremental shares (Non-GAAP) (5)	229	548	174	460
Adjusted diluted shares (Non-GAAP)	12,643	12,508	12,591	12,251

(1)	Represents professional fees incurred in connection with the acquisition of ADA Site Compliance.

(2)	Represents legal expenses related primarily to non-recurring litigation.

(3)	Represents severance expense for employee from previously acquired ADA Site Compliance.

(4)	Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of GAAP revenue.

(5)	Adjusted earnings per adjusted diluted share for our common stock is computed using the treasury stock method.